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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-159982) of Bruker Corporation and in the related Prospectus; and the Registration Statements (Form S-8 Nos. 333-150430, 333-137090, 333-107294, and 333-47836) pertaining to the Bruker BioSciences Corporation Amended and Restated 2000 Stock Option Plan of our reports dated March 12, 2010, with respect to the consolidated financial statements and schedule of Bruker Corporation, and the effectiveness of internal control over financial reporting of Bruker Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 12, 2010

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm